UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2005

Date of Report (Date of earliest event reported)

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Goodyear, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 837-3700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 11, 2005, a stockholder class action was filed in the Court of Chancery of the State of Delaware on behalf of the minority public stockholders of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), against the Company, its directors and ev3 Inc., a Delaware corporation, the Company’s majority stockholder (“ev3”) relating to the proposed offer by ev3 to purchase the remaining shares of common stock of the Company not currently owned by ev3. The lawsuit, Lascala Partners, LLC v. Micro Therapeutics, Inc., et al (Case No. CA1706-N), alleges that each of the defendants has and is breaching the fiduciary duties each such defendant owes to the Company’s stockholders by, among other things, denying the Company’s minority stockholders the opportunity to obtain fair value for their equity interests by proposing a transaction at an inadequate premium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

Date: October 14, 2005	By:	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III, President and Chief Executive Officer